UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2016
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On January 29, 2016, Tesoro Logistics LP (the “Partnership” or “TLLP”) entered into a third amended and restated senior secured revolving credit agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. The Amended and Restated Credit Agreement decreases total revolving loan availability from $900 million to $600 million and permits the Partnership to request that the availability be increased up to an aggregate of $2.1 billion (including availability under the Drop Down Credit Agreement (as defined herein)), subject to receiving increased commitments from the lenders. The Amended and Restated Credit Agreement is guaranteed by certain of the Partnership’s subsidiaries, and prior to the Investment Grade Date (as defined in the Amended and Restated Credit Agreement), it is secured by substantially all of the assets of the Partnership and certain of its subsidiaries, subject to the terms and conditions of the Intercreditor Agreement (as defined in the Amended and Restated Credit Agreement). The Amended and Restated Credit Agreement is scheduled to mature on January 29, 2021, which maturity date may be subject to acceleration in the event that prior to the Investment Grade Date, certain of the Partnership’s existing unsecured notes and loans are not refinanced or repaid in full by the date that is 91 days prior to the stated maturity of such indebtedness.

Borrowings under the Amended and Restated Credit Agreement will bear interest at either a base rate (3.5% at January 29, 2016), plus the applicable margin, or a Eurodollar rate (0.425% at January 29, 2016 (1M LIBOR)), plus an applicable margin. The applicable margin at January 29, 2016, was 1.25% in the case of the base rate and 2.25% in the case of the Eurodollar rate but will generally vary based upon (i) prior to the Investment Grade Date, the Partnership’s Consolidated Leverage Ratio (as defined in the Amended and Restated Credit Agreement) and (ii) from and after the Investment Grade Date, the credit ratings in effect from time to time on the Partnership’s senior, unsecured, non-credit enhanced long-term debt. Pricing changes are summarized in the following table:
Leverage-Based Pricing Grid:

Prior Credit Agreement				Third Amended and Restated Credit Agreement
Total Leverage	Applicable Margin		Applicable Fee Rate	Total Leverage	Applicable Margin		Applicable Fee Rate
	Eurodollar	Base			Eurodollar	Base
< 3.00	1.75%	0.75%	0.375%	< 3.25	1.50%	0.50%	0.30%
> 3.00 but < 3.50	2.00%	1.00%	0.375%	> 3.25 but < 3.75	1.75%	0.75%	0.30%
> 3.50 but < 4.00	2.25%	1.25%	0.375%	> 3.75 but < 4.25	2.00%	1.00%	0.375%
> 4.00 but < 4.50	2.50%	1.50%	0.50%	> 4.25 but < 4.75	2.25%	1.25%	0.375%
> 4.50	2.75%	1.75%	0.50%	> 4.75	2.50%	1.50%	0.50%

The Amended and Restated Credit Agreement retains customary affirmative and negative covenants that, among other things, limit or restrict the Partnership’s ability (as well as the ability of the Partnership’s subsidiaries) to:

•	incur additional debt, subject to customary carve outs for certain permitted additional debt, or incur certain liens on assets, subject to customary carve outs for certain permitted liens;

•
make certain cash distributions, provided that it may make quarterly distributions of available cash so long as no default under the Amended and Restated Credit Agreement then exists or would result therefrom.

•	dispose of assets in excess of an annual threshold amount;

•	make certain amendments, modifications or supplements to organization documents and material contracts;

•	engage in certain business activities;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into non-arm’s-length transactions with affiliates.

The Amended and Restated Credit Agreement retains financial covenants. Under these covenants, the Partnership cannot:

•
prior to the Investment Grade Date, permit the ratio of its Consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) to its consolidated interest charges as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be less than 2.50 to 1.00;

•
permit the ratio of its consolidated funded debt to its Consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be (i) greater than 5.50 to 1.00 during a temporary period from the date of consummation of certain acquisitions (as described in the Amended and Restated Credit Agreement) until the last day of the third consecutive quarter following such acquisitions (a “Specified Acquisition Period”), and (ii) except during a Specified Acquisition Period, (x) greater than 5.50 to 1.00 for each fiscal quarter ending on or prior to March 31, 2016 and (z) greater than 5.00 to 1.00 for each fiscal quarter thereafter; or

•
prior to the Investment Grade Date, permit the ratio of its senior secured consolidated funded debt to its Consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be (i) greater than 3.75 to 1.00 (except during a Specified Acquisition Period) and (ii) greater than 4.00 to 1.00 during a Specified Acquisition Period.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Drop-Down Credit Agreement

On January 29, 2016, the Partnership entered into a senior secured revolving credit agreement (the “Drop Down Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. Under the Drop Down Credit Agreement, total revolving loan availability is $1.0 billion and the Drop Down Credit Agreement permits the Partnership to request that the availability be increased up to an aggregate of $2.1 billion (including availability under the Amended and Restated Credit Agreement), subject to receiving increased commitments from the lenders. The Drop Down Credit Agreement is guaranteed by certain of the Partnership’s subsidiaries, and prior to the Investment Grade Date (as defined in the Drop Down Credit Agreement), it is secured by substantially all of the assets of the Partnership and certain of its subsidiaries, subject to the terms and conditions of the Intercreditor Agreement (as defined in the Drop Down Credit Agreement). The Drop Down Credit Agreement is scheduled to mature on January 29, 2021, which maturity date may be subject to acceleration in the event that prior to the Investment Grade Date, certain of the Partnership’s existing unsecured notes and loans are not refinanced or repaid in full by the date that is 91 days prior to the stated maturity of such indebtedness.

Borrowings under the Drop Down Credit Agreement will bear interest at either a base rate (3.5% at January 29, 2016), plus the applicable margin, or a Eurodollar rate (0.425% at January 29, 2016 (1M LIBOR)), plus an applicable margin. The applicable margin at January 29, 2016, was 1.26% in the case of the base rate and 2.26% in the case of the Eurodollar rate but will generally vary based upon (i) prior to the Investment Grade Date, the Partnership’s Consolidated Leverage Ratio (as defined in the Drop Down Credit Agreement) and (ii) from and after the Investment Grade Date, the credit ratings in effect from time to time on the Partnership’s senior, unsecured, non-credit enhanced long-term debt.

Leverage-Based Pricing Grid:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Applicable Fee Rate
1	< 3.25	1.51%	0.51%	0.30%
2	> 3.25 but < 3.75	1.76%	0.76%	0.30%
3	> 3.75 but < 4.25	2.01%	1.01%	0.375%
4	> 4.25 but < 4.75	2.26%	1.26%	0.375%
5	> 4.75	2.51%	1.51%	0.50%

The Drop Down Credit Agreement includes substantially similar affirmative and negative covenants, including financial covenants, as the Amended and Restated Credit Agreement.

The foregoing description of the Drop Down Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Drop Down Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Keep-Whole Commodity Fee Agreement

On February 1, 2016, the parties entered into the First Amendment to Keep-Whole Commodity Agreement (the “Keep-Whole Amendment”). The Keep-Whole Amendment related to the Keep-Whole Commodity Fee Agreement (the “Keep-Whole Commodity Agreement”) originally entered into on December 7, 2014, by and among QEP Field Services, LLC (“QEPFS”, which is an indirect subsidiary of TLLP), its direct subsidiary Green River Processing, LLC (“GRP”), and its indirect subsidiary QEPM Gathering I, LLC (collectively with QEPFS and GRP, the “Processors”) with Tesoro Refining & Marketing Company LLC (“TRMC”), a wholly owned subsidiary of Tesoro Corporation (“Tesoro” or the “Company”). Pursuant to the Keep-Whole Commodity Agreement, the Processors deliver to TRMC all of the volumes of natural gas liquids produced by the Processors pursuant to their keep-whole natural gas processing agreements. The Processors further provide handling, transportation and fractionation services related to the natural gas liquids provided to TRMC. In consideration for these services, TRMC procures and provides the Processors with the residue gas the Processors are required to deliver to in accordance with the terms of their keep-whole natural gas processing agreements in addition to paying the Processors a service fee for processing, handling, transporting and fractionating the natural gas liquids. The Processors pay TRMC a service fee for the services provided by TRMC under the agreement. The Keep-Whole Commodity Agreement was effective as of December 2, 2014 and has an initial term of 5 years, which will renew automatically for one-year terms thereafter, unless otherwise terminated; provided, however, that the Keep-Whole Commodity Agreement also provides that the parties shall negotiate a mutually acceptable revised purchase order setting forth newly applicable service fees for each upcoming calendar year.

The Keep-Whole Amendment continues to provide for annual purchase orders setting forth newly applicable service fees for the upcoming calendar year; however, the Keep-Whole Amendment provides that for each such calendar year, the service fees payable for incremental volumes of natural gas liquids above 315,000 gallons per day shall be calculated with reference to the costs of (i) processing, (ii) conditioning, (iii) handling, (iii) fractionation, (iv) storage, truck and rail loading at the Blacks Fork Processing Complex, (v) pipeline transportation fees on the MAPL Pipeline System and fractionation fees at Mt. Belvieu, Texas for transportation and fractionation services provided to Processors by MAPL, Cedar Bayou Fractionators, and Enterprise Products Partners L.P. for natural gas liquids sold pursuant to the Keep-Whole Commodity Agreement.

The foregoing description of the Keep-Whole Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Keep-Whole Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, Charles S. Parrish, Vice President and General Counsel of the Tesoro Logistics GP, LLC (“TLGP”), the general partner of the Partnership, announced his intention to retire. The effective date of his retirement has not yet been determined, but is expected to be on or after March 14, 2016. An amendment to this Current Report on Form 8-K shall be filed to provide the effective date of his retirement once it has been determined. From March 14, 2016 until the date of his retirement, Mr. Parrish shall serve as Vice President of the Partnership. In connection with the announcement of Mr. Parrish’s retirement, the Board of Directors of TLGP appointed his successor, as discussed under Item 7.01 below.

Item 7.01	Regulation FD Disclosure.

On February 1, 2016, the Board of Directors of TLGP appointed Kim K.W. Rucker as Vice President and General Counsel of TLGP, effective March 14, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

10.2
Senior Secured Revolving Credit Agreement (referred to as the Drop Down Credit Agreement), dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

10.3
First Amendment to Keep-Whole Commodity Fee Agreement, dated as of February 1, 2016, among QEP Field Services, LLC, QEPM Gathering I, LLC, Green River Processing, LLC, and Tesoro Refining & Marketing Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2016

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
its General Partner

By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1
Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

10.2
Senior Secured Revolving Credit Agreement (referred to as the Drop Down Credit Agreement), dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

10.3
First Amendment to Keep-Whole Commodity Fee Agreement, dated as of February 1, 2016, among QEP Field Services, LLC, QEPM Gathering I, LLC, Green River Processing, LLC, and Tesoro Refining & Marketing Company LLC.